Exhibit 99.1 Term Sheet

Kenneth N. Heintz

Position:	Corporate Vice President, Controller and Chief Accounting Officer

Hire Date:	April 21, 2005

Position Date:	Acceptance for filing of the 2005 First Quarter Form 10-Q

Salary:	$395,000

Annual Incentive:	Target = 45%

Long-Term Incentive Stock (LTISP)	7,500 Restricted Performance Stock Rights (Performance Period of 2005-2007)

Benefits:	Special Officer Retiree Medical Plan

Change in Control Protection:	March 2004 CIC Severance Plan